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                                                                     Exhibit 5.1

[LETTERHEAD OF LAW OFFICES OF DECHERT PRICE & RHOADS]


                                 July 30, 1999

Internet Capital Group, Inc.
435 Devon Park Drive
Building 800
Wayne, Pennsylvania  19087

          Re:  Form S-1 Registration Statement
               Registration No. 333-78193
               --------------------------

Gentlemen and Ladies:

          We have acted as counsel to Internet Capital Group, Inc., a Delaware corporation ("ICG"), in connection with the preparation and filing of the Registration Statement on Form S-1 (Registration No. 333-78193) originally filed on May 11, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and as subsequently amended by amendments thereto filed on June 22, 1999 and July 16, 1999 and an amendment to be filed today (the "Registration Statement"), relating to the proposed issuance of up to 15,100,000 shares (the "Shares") of Common Stock, par value $.001 per share, of ICG ("Common Stock"), which will be sold to the Underwriters named in the Registration Statement pursuant to the Underwriting Agreements filed as
Exhibit 1.1 and Exhibit 1.2 to the Registration Statement (the "Underwriting Agreements").

          We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Underwriting Agreements have been duly executed and delivered and
(ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreements, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

          The opinion expressed herein is rendered for your benefit in connection with the transactions contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.
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Internet Capital Group, Inc.
July 30, 1999
Page 2


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,


                                    Dechert Price & Rhoads